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Exhibit 99.1

                                                                  PR NEWSWIRE


                 NORTH EUROPEAN OIL ROYALTY TRUST ANNOUNCES
                    THE APPOINTMENT OF A NEW AUDITOR


               Red Bank, NJ September 13, 2002   The Trustees of North
          European Oil Royalty Trust (NYSE-NRT) today announced that effective immediately the firm of Ernst & Young LLP will commence serving as auditor for the Trust. With the termination of Arthur Andersen LLP's audit services to the Trust on June 15, 2002, the Audit Committee of North European Oil Royalty Trust accelerated the interview process, which had previously begun, with the goal of retaining a new auditor to provide audit services to the Trust. Following completion of the interview process the Audit Committee made its unanimous recommendation to the Trustees of the Trust.
          The Trust is pleased to be able to retain such a respected firm to handle the Trust's audit responsibilities.

               Any questions related to the appointment of the new auditor can be directed to John H. Van Kirk, Managing Trustee or
          John R. Van Kirk, Managing Director at (732) 741-4008 or E-mail at NEORT@AOL.Com.